Exhibit 5.1

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

November 18, 2021

InFinT Acquisition Corporation

32 Broadway, Suite 401

New York, NY 10004

Tel: 212-287-5010

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Rule 462(b) Registration Statement”) relating to the registration under the Securities Act of the offer and sale by the Company of 2,749,880 units of the Company, including up to [ ] units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Public Units”), with each Public Unit consisting of one ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (each, a “Public Warrant”), each whole Warrant entitling the holder to purchase one Ordinary Share. The Rule 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-256310) (the “Registration Statement”), initially filed by the Company on May 16, 2021 and declared effective by the Commission on November 18, 2021.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) or the Rule 462(b) Registration Statement with respect thereto, other than as expressly stated herein with respect to the issue of the Public Units.

You have requested our opinion as to the matters set forth below in connection with the 462(b) Registration Statement. For purposes of rendering that opinion, we have examined the following:

1. the Registration Statement and the 462(b) Registration Statement;

2. a specimen unit certificate (the “Unit Certificate Specimen”);

3. the Warrant Agreement, by and between the Company and Continental Stock Transfer & Trust Company (“CST”);

4. a specimen warrant certificate (the “Warrant Certificate Specimen”); and

5. the corporate action of the Company that provides for the issuance of the Public Units, including the Ordinary Shares and the Public Warrants; and

6. the Underwriting Agreement between the Company and the Representative of the Underwriters named therein (the “Underwriting Agreement”).

We have made such other investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a fact certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including without limitation, that we have assumed: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) that any entity that is a party to any of the documents reviewed by us has been duly organized, incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, incorporation or formation; (v) that each party to each document reviewed by us has the full power, authority, and legal right to execute, deliver and perform each such document; (vi) the due authorization, execution and delivery by each party thereto of each document reviewed by us; (vii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document (and/or any other applicable document) prior to its amendment or restatement from time to time; (viii) that each of the documents submitted to or reviewed by us (other than the Public Units and the Public Warrants) constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (ix) that the Public Units and the Public Warrants are in the form of the Unit Certificate Specimen and the Warrant Certificate Specimen, as applicable; (x) that the Ordinary Shares have been validly authorized and duly issued, and are fully non-assessable; and (xi) that there are no documents or agreements by or among any of the parties to the transaction described in the Registration Statement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter.

We have not verified any of those assumptions.

Our opinions set forth below are based on the facts in existence as of the date of this opinion letter and limited to the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction, including the Cayman Islands; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority. To the extent that our opinion is reliant on matters of Cayman Islands law have with your consent relied on an opinion addressed to you of Mourant Ozannes dated the date hereof.

Based upon and subject to the foregoing, it is our opinion that:

1. The Warrant Agreement is a legally binding obligation of the Company enforceable in accordance with its terms.

2. When the 462(b) Registration Statement becomes effective under the 1933 Act and when the Public Units are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and as contemplated by the Registration Statement, then such Public Units will be legally binding obligations of the Company enforceable in accordance with their terms.

3. When the 462(b) Registration Statement becomes effective under the 1933 Act and when the Public Warrants underlying the Public Units are issued, delivered and paid for as part of the Public Units in accordance with the terms of the Underwriting Agreement and, as contemplated by the Registration Statement, then such Public Warrants will be legally binding obligations of the Company enforceable in accordance with their terms.

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinions above are given in reliance on Section 5-1401 of the New York General Obligations Law (“GOL 5-1401”). GOL 5-1401 provides, in pertinent part, that “the parties to any contract . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” Although the New York Court of Appeals has recently upheld the application of that statute in IRB-Brasil Resseguros, S.A. v. Inepur Invs., S. A., 82 N.E.2d 609 (N.Y. 2012), we note that legal commentators have questioned the validity thereof under the Constitution of the United States, and we express no opinion as to the constitutionality of such law. We draw your attention to the fact that at least one federal court has, notwithstanding the terms of GOL 5-1401, in dictum noted possible constitutional limitations upon GOL 5-1401, in both domestic and international transactions. See e.g., Lehman Brothers Commercial Corp. v. Minmetals Non-Ferrous Metals Trading Co., No. 94 Civ. 8301, 2000 WL 1702039 (S.D.N.Y. Nov. 13, 2000).

Our opinions above are based on facts and laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the 462(b) Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP